Exhibit 99.1

Final — for immediate release	CONTACT: PAUL VITEK, CFO
(972) 401-0090
Release #08-08
CARBO CERAMICS INC. ANNOUNCES SALE OF FRACTURE AND RESERVOIR DIAGNOSTIC
ASSETS AND STOCK REPURCHASE PLAN
Conference Call Scheduled for August 29, 9:00 a.m. Central Time
Irving, Texas (August 28, 2008) — CARBO Ceramics Inc. (NYSE: CRR) has entered into a definitive agreement with Halliburton (NYSE: HAL) to sell a portion of the assets of its wholly-owned subsidiary, Pinnacle Technologies, for $137 million. The Company will sell its Fracture and Reservoir Diagnostics business, including the Pinnacle Technologies, Inc. name and related trademarks to Halliburton but will retain the industry-leading hydraulic fracturing simulation software FracProPT, the hydraulic fracturing design, engineering and consulting business and Applied Geomechanics, a leader in tiltmeter technology for geotechnical applications.
In addition, the Company’s Board of Directors authorized the repurchase of up to two million shares of its common stock. As of August 28, 2008 the Company had 24.6 million shares outstanding.
Gary Kolstad, President and CEO of CARBO Ceramics, commented on the transaction, stating, “The fracture and reservoir diagnostics business has been a high growth business for us, and we believe the future potential of this business is reflected in the value we received for these assets. In addition to the sale of assets, we have executed a multi-year proppant supply agreement with Halliburton that is intended to support our plans to continue to expand the production and use of our superior quality ceramic proppant worldwide. This transaction monetizes the value of a high growth business we acquired a little over six years ago and eliminates a conflict with our valued ceramic proppant customers. Equally important, we are retaining the highly respected software and consulting businesses. These two businesses are highly complementary to the ceramic proppant business, share the same client base and taken together, form an important piece of the global fracturing marketplace.
“We recently announced a 21 percent increase in our quarterly dividend, the approval of a $70 million capacity expansion at our facility in Toomsboro, Georgia and now the authorization to repurchase up to two million shares of the Company’s common stock. These actions clearly demonstrate our confidence in our ability to grow our business and generate cash.”
The final sales price of the assets being sold is subject to adjustment for changes in working capital and the closing of the transaction is subject to approval under The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. The parties expect closing to occur within 30-60 days.
Under the stock repurchase authorization, shares may be repurchased from time to time by the Company at its discretion in the open market or through privately negotiated transactions, depending on prevailing market conditions, alternative uses of capital and other factors. The share repurchase program does not have an expiration date but may be limited or terminated at any time without notice.
A conference call to discuss the matters set forth in this press release has been scheduled for August 29, 2008 at 9:00 a.m. Central time (10:00 a.m. Eastern). To participate in the call, please dial 877-833-3328 and refer to the “CARBO Ceramics Conference Call” or conference ID #62157577. International callers should dial 706-758-3933. The call can also be accessed live or on a delayed basis via the company’s Web site, www.carboceramics.com.
CARBO Ceramics Inc., based in Irving, Texas, is the world’s leading supplier of high conductivity ceramic proppants, and provides fracture design software and fracture consulting services to oil and natural gas well operators worldwide.

CARBO Ceramics Press Release
Date 28, 2008

The statements in this news release that are not historical statements, including statements regarding our future financial and operating performance, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on management’s current expectations and estimates, which involve risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, changes in demand for our products, changes in the demand for, or price of, oil and natural gas, risks of increased competition, technological, manufacturing and product development risks, loss of key customers, changes in government regulations, foreign and domestic political and legislative risks, the risks of war and international and domestic terrorism, risks associated with foreign operations and foreign currency exchange rates and controls; weather-related risks and other risks and uncertainties described in our publicly available filings with the Securities and Exchange Commission. We assume no obligation to update forward-looking statements, except as required by law.